                                                      DRAFT DATED AUGUST 2, 2003

                                                                    Exhibit 10.3

THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT IS SUBJECT TO THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF AUGUST 4, 2003, BY AND AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.

Warrant Issue Date: August 5, 2003                            Warrant No. ______

                         COMMON STOCK PURCHASE WARRANT

         For value received, United States Lime & Minerals, Inc., a Texas corporation (the "Company"), hereby certifies that __________ (the "Holder") is entitled to purchase from the Company, at any time, or from time to time, during the Warrant Exercise Term (as defined below), in whole or in part, up to _________ shares (the "Warrant Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), at a price per share equal to $3.85, as may be adjusted at any time, or from time to time, pursuant to Section 4 below (the "Exercise Price"). This warrant to purchase Warrant Shares (this "Warrant") is one of a series of warrants issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of August 4, 2003, by and among the Company and the Purchasers listed on Schedule A thereto (the "Note and Warrant Purchase Agreement").

1.       Exercise of Warrant; Warrant Shares Put Right.

         1.1 Exercise Term. This Warrant may be exercised at the principal executive offices of the Company during the period commencing on August 4, 2003 and ending at 5:00 p.m. local time on August 4, 2009 (the "Warrant Exercise Term").

         1.2 Cash Exercise. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, during the Warrant Exercise Term by the surrender of this Warrant, with the form of Subscription attached hereto as Annex A duly completed and executed by the Holder, to the Company at its principal executive offices accompanied by payment in cash, in lawful money of the United States of America, including by certified or official bank check made payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the

Company, of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased pursuant to such exercise of the Warrant.

         1.3 Cashless Exercise. If the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), then in lieu of exercising this Warrant for cash, the Holder may elect to receive Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant, with the form of Subscription attached hereto as Annex A duly completed and executed by the Holder, to the Company at its principal executive offices, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula as of the date of such cashless exercise:


                           X = Y(A - B)
                               --------
                                   A

         Where:    X =  the number of Warrant Shares to be issued to the Holder

                   Y = the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                   A = the fair market value of one share of the Common Stock (at the date of such calculation)

                   B = the Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of the Common Stock shall be determined as follows:

                  (a) If the Common Stock is traded on a national securities exchange or through The Nasdaq National Market or The Nasdaq SmallCap Market, the fair market value of one share of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange or market over the 30 trading days ending immediately preceding the date of the calculation set forth above;

                  (b) If the Common Stock is not traded on a national securities exchange or through The Nasdaq National Market or The Nasdaq SmallCap Market, but the Common Stock is otherwise actively traded over-the-counter, the fair market value of one share of the Common Stock shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the 30 trading days ending immediately preceding the date of the calculation set forth above; and

                  (c) If there is no active public market for the Common Stock, the fair market value of one share of the Common Stock shall be as reasonably determined by the

Company's Board of Directors or a duly appointed committee of the Board of Directors as of the date of the calculation set forth above (which determination shall be described in a written notice delivered to the Holder together with the certificate for Warrant Shares issued to the Holder).

         1.4 Partial Exercise. This Warrant may be exercised at any time, or from time to time, during the Warrant Exercise Term for less than the full number of Warrant Shares then remaining subject to this Warrant; provided, however, that this Warrant may not be exercised in part for less than a whole number of Warrant Shares. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor exercisable for the number of Warrant Shares as to which rights have not been exercised (subject to adjustment as herein provided).

         1.5 Issuance of Warrant Shares. As soon as practicable after the exercise of this Warrant, and in any event within 10 business days thereafter, the Company, at its expense, will cause to be issued in the name of the Holder or the Holder's nominee, or any permitted transferee of the Holder, and delivered to the Holder or the Holder's nominee or such transferee a certificate or certificates for the number Warrant Shares to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Section 4.5. In lieu of delivering a certificate or certificates for such number of Warrant Shares, upon the Holder's instruction, the Company will authorize its transfer agent to deliver to the Holder or the Holder's nominee, or any permitted transferee of the Holder, such Warrant Shares through the Delivery/Withdrawal at Custodian ("DWAC") electronic transfer system. The Company agrees that the Warrant Shares so purchased shall be deemed to be issued to the Holder or the Holder's nominee, or the permitted transferee of the Holder, as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been exercised for such Warrant Shares.

2.       Warrant Shares Put Right.

         2.1 Subject to the terms of Section 4 of the 14% Subordinated PIK Note Due 2008 payable to the Holder (the "Note"), the Holder shall be entitled to require the Company to repurchase any Warrant Shares that have been issued upon exercise of this Warrant (the "Warrant Shares Put Right"), at the Aggregate Repurchase Price (as defined below), at any time, or from time to time, on or after the earlier of August 4, 2008 or a Change in Control (as defined in the Note and Warrant Purchase Agreement).

         2.2 The term "Repurchase Price" shall mean the repurchase price of one share of the Common Stock as determined below:

                  (a) If the Common Stock is traded on a national securities exchange or through The Nasdaq National Market or The Nasdaq SmallCap Market, the Repurchase Price shall be deemed to be the average of the closing prices of the Common Stock on such exchange or market over the 30 trading days ending immediately preceding the date of receipt of the Warrant Shares Put Right Notice (as defined below);

                  (b) If the Common Stock is not traded on a national securities exchange or through The Nasdaq National Market or The Nasdaq SmallCap Market, but the Common Stock is otherwise actively traded over-the-counter, the Repurchase Price shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the 30 trading days ending immediately preceding the date of receipt of the Warrant Shares Put Right Notice; and

                  (c) If there is no active public market for the Common Stock, the Repurchase Price shall be the greater of (i) the fair market value of one share of the Common Stock as reasonably determined and mutually agreed to by the Company and the Holder, without application of any minority, liquidity or similar discounts, or (ii) the book value of one Warrant Share, determined as of the date of receipt of the Warrant Shares Put Right Notice.

         2.3 The term "Aggregate Repurchase Price" means a number equal to the product of the Repurchase Price multiplied by the number of Put Warrant Shares (as defined below).

         2.4 In order to exercise the Warrant Shares Put Right, the Holder shall give the Company written notice (the "Warrant Shares Put Right Notice") that the Holder desires to exercise such right. The Holder shall be deemed to have exercised the Warrant Shares Put Right on the date on which the Company receives the Warrant Shares Put Right Notice. The Warrant Shares Put Right Notice shall set forth (i) the number of Warrant Shares the Holder desires the Company to repurchase (the "Put Warrant Shares") and (ii) a date of closing which shall be not less than 10 business days nor more than 20 business days from the date on which the Company receives the Warrant Shares Put Right Notice (the "Closing Date").

         2.5 The closing of the purchase and sale of the Put Warrant Shares (the "Closing") shall take place on the Closing Date at the principal executive offices of the Company at 10:00 a.m. local time, or such other time or place as the Company and Holder may mutually agree. At the Closing, the Company shall pay the Aggregate Repurchase Price for the Put Warrant Shares by certified or official bank check made payable to the order of the Holder or by wire transfer of immediately available funds to an account designated by the Holder, against delivery of a certificate or certificates representing the Put Warrant Shares, together with a stock power duly endorsed to the Company.

         2.6 If the funds of the Company legally available for repurchase of Put Warrant Shares with respect to a given Warrant Share Put Right Notice are insufficient to repurchase all of such Put Warrant Shares, the Company shall use any funds which are legally available for such repurchase to repurchase the maximum possible number of such Put Warrant Shares. At any time thereafter when additional funds of the Company become legally available for the repurchase of such Put Warrant Shares, such funds will be used to repurchase the maximum possible number of such Put Warrant Shares remaining with respect to such Warrant Share Put Right Notice.

3. Negotiability. This Warrant is, and the Warrant Shares will be, issued upon the following terms:

         3.1      Transfer of Warrant and Warrant Shares

                  (a) The Holder may not sell, assign, pledge, dispose of or otherwise transfer this Warrant, or any interest therein, without the prior written consent of the Company. Subject to the preceding sentence, this Warrant may be transferred only upon surrender of the original Warrant at the Company's principal executive offices for registration of transfer accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new warrant of like tenor and date and representing the right to purchase the Warrant Shares then remaining subject to this Warrant will be issued to, and registered in the name of, the transferee. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

                  (b) The Holder further agrees not to make any permitted disposition of the Warrant or the Warrant Shares unless and until:

                           (i)      there is then in effect a registration
statement under the Securities Act of 1933, as amended, and applicable state securities laws (collectively, the "Acts") covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii)     the Holder shall have notified the Company
of the proposed disposition, and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and, at the expense of the Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under any of the Acts.

         3.2 Transfer Taxes. The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the Warrant Shares including without limitation upon the issuance or delivery of certificates (or delivery through DWAC) of any Warrant Shares issued upon exercise hereof in a name other than that of the Holder, and shall not be required to issue or deliver any warrant issued in replacement of this Warrant or certificates (or delivery through DWAC) of any Warrant Shares upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until the Holder has established to the Company's reasonable satisfaction that no such tax or charge is due.

         3.3 No Rights as Shareholder. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder of the Company with respect to Warrant Shares for which this Warrant shall be exercisable including without limitation the right to vote, to receive dividends or other distributions (other than as set forth in Section 4.2) or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company.

4.       Adjustments.

         4.1 Adjustments Generally. In order to prevent dilution or enlargement of the rights granted hereunder, in the specific circumstances contemplated by this Section 4, the Exercise Price shall be subject to adjustment at any time, or from time to time, in accordance with this Section 4. Upon each adjustment of the Exercise Price pursuant to this Section 4, the Holder shall thereafter be entitled to acquire upon exercise, at the Exercise Price resulting from such adjustment, the number of Warrant Shares determined by
(i) multiplying (a) the Exercise Price in effect immediately prior to such adjustment by (b) the number of Warrant Shares remaining issuable upon exercise hereof immediately prior to such adjustment, and (ii) dividing the product thereof by the Exercise Price resulting from such adjustment.

         4.2 Subdivisions, Stock Dividends and Combinations. In case the Company shall at any time subdivide its outstanding shares of the Common Stock into a greater number of shares (including without limitation through any stock split effected by means of a dividend on the Common Stock which is payable in the Common Stock), the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of the Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

         4.3 Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of the Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for the Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property of the successor corporation that a holder of Warrant Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, reclassification, consolidation, merger or sale if this Warrant had been exercised immediately before such reorganization, reclassification, consolidation, merger or sale. The foregoing provisions shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         4.4 Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company and as agreed by the Holder, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors may make such adjustment in the application of such provisions, in accordance with such essential intent and principles, as it deems appropriate so as to protect such rights as aforesaid.

         4.5 Fractional Shares. The Company shall not issue fractions of Warrant Shares upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a Warrant Share would, except for the provisions of this Section 4.5, be issuable upon exercise of this Warrant, then the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth of a Warrant Share, to be computed on the basis of the fair market value of one share of the Common Stock in accordance with the provisions of Section 1.3.

         4.6 Certificate as to Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 4, the Company shall promptly compute such adjustment and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts requiring such adjustment, the Exercise Price that will be effective after such adjustment and the number of Warrant Shares and the amount, if any, of other shares or property that at the time would be received upon the exercise of this Warrant.

5. Exchange and Replacement of this Warrant. Subject to Section 3, this Warrant is exchangeable without expense upon the surrender hereof by the registered Holder at the principal executive offices of the Company for a new warrant or warrants of like tenor and date representing in the aggregate the right to purchase the Warrant Shares in such denominations as shall be designated by the Holder at the time of such surrender, subject to any adjustment pursuant to Section 4. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor for the Warrant Shares then subject to this Warrant.

6. Reservation of Warrant Shares. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of Warrant Shares as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon issuance in accordance with the terms of this Warrant, the Warrant Shares shall be duly authorized, validly issued, fully paid and nonassessable.

7. Governing Law. This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

8. Amendment or Waiver. Subject to Section 7.5 of the Note and Warrant Purchase Agreement, any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of the Company and the Holder. No consent shall be required of any other party, including any Senior Creditor (as defined in the Note), to any such amendment or waiver.

9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) if the Holder is located within the continental United States, the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or (v) if the Holder is located outside of the continental United States, the third business day after deposit with an internationally recognized courier, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Holder at the address set forth on the signature page hereof, or at such other address as the Company or the Holder may designate by 10 days' advance written notice to the other party hereto.

10. Titles and Subtitles. The titles of the sections and subsections of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

11. Counterparts. This Warrant may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

12. Benefits of this Warrant. Subject to Section 4 of the Note, nothing in this Warrant shall be construed to give any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and any other permitted holder or holders of the Warrant or the Warrant Shares.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer, as of the date first above written.

                                    UNITED STATES LIME & MINERALS, INC.

                                    By:_________________________________________
                                    Name:  Timothy W. Byrne
                                    Title: President and Chief Executive Officer

                                    Address: 13800 Montfort Drive, Suite 330
                                             Dallas, Texas 75240

                                    Telephone: (972) 991-8400

                                    Facsimile: (972) 385-1805

AGREED TO AND ACCEPTED:

[_________________________________________]

By:_______________________________________
Name:_____________________________________
Title:____________________________________

Address:__________________________________

Telephone:________________________________

Facsimile:________________________________

                                    ANNEX A

                                  SUBSCRIPTION


Date:  ____________________

To:      United States Lime & Minerals, Inc.
         Attn: Chief Financial Officer
         13800 Montfort Drive, Suite 330
         Dallas, Texas 75240

         The undersigned (the "Purchaser"), pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects (a) to purchase _____ shares of common stock, par value $0.10 per share (the "Common Stock"), of United States Lime & Minerals, Inc. (the "Company") covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares of Common Stock at the price per share provided for in such Warrant, pursuant to the cash exercise provisions of Section 1.2 of the Warrant or (b) to exercise the Warrant with respect to __________ shares of the Common Stock, pursuant to the cashless exercise provisions of Section 1.3 of the Warrant [STRIKE (a) OR (b) AS APPLICABLE].

         The Purchaser represents and warrants to the Company as follows:

         1. Investment Representations. The Purchaser understands that the shares of Common Stock to be issued to the Purchaser in connection with this exercise (the "Warrant Shares") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Purchaser also understands that the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act and applicable state securities laws (collectively, the "Acts") based in part upon the Purchaser's representations contained in this Subscription Agreement.

         2. Experience; Risk. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Warrant Shares and of protecting the Purchaser's interests in connection therewith. The Purchaser is able to fend for itself in the transactions contemplated by this Subscription Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

         3. Investment. The Purchaser is acquiring the Warrant Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser understands that the Warrant Shares have not been registered under the Acts by reason of a specific exemption from the registration provisions of the Acts which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

         4. Information. The Purchaser has been furnished with all information which it deems necessary to evaluate the merits and risks of purchasing the Warrant Shares and has had the opportunity to ask questions concerning the Warrant Shares and the Company, and all questions posed have been answered to the Purchaser's satisfaction. The Purchaser has been given the opportunity to obtain any additional information the Purchaser deems necessary to verify the accuracy of any information obtained concerning the Warrant Shares and the Company. The Purchaser understands that an investment in the Warrant Shares involves significant risks.

         5. Restricted Securities; Restrictions on Transfer. The Purchaser understands that the Warrant Shares will be "restricted securities" under the Acts inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Warrant Shares may be resold without registration under the Acts only in certain limited circumstances. The Purchaser acknowledges that the Warrant Shares must be held indefinitely unless subsequently registered under the Acts or an exemption from such registration is available.

         6. Accredited Investor Status; Tax Implications. The Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser has considered the Federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Shares and has consulted with the Purchaser's own advisors with respect thereto.

         7. Residence. If the Purchaser is an individual, then the Purchaser resides in the state identified in the address of the Purchaser set forth on Schedule A to the Note and Warrant Purchase Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made are located at the address or addresses of the Purchaser set forth on Schedule A the Note and Warrant Purchase Agreement.

         8. Legend. The Purchaser understands that the Warrant Shares will bear a legend substantially similar to the legend set forth below:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO A PUT RIGHT AS DESCRIBED IN THAT CERTAIN COMMON STOCK PURCHASE

         WARRANT, DATED AUGUST 4, 2003 (WARRANT NO. ___) AND TO THE TERMS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AS OF AUGUST 4, 2003.

                                             ___________________________________
                                             Signature

                                             Print name:________________________

                                             Address:___________________________